Exhibit 3.22

ARTICLES OF MERGER

(Profit Corporations)

The following Articles of Merger are submitted in accordance with the Florida Business Corporation Act pursuant to section 607.1105, Florida Statutes.

First: The name and jurisdiction of the surviving corporation:

Name	Jurisdiction	Document Number

Aventura VoIP Networks, Inc.	Florida	L72278

Second: The name and jurisdiction of each merging corporation:

Name	Jurisdiction	Document Number

Aventura Holdings, Inc.	Florida	P04000064013

Third: The Plan of Merger is attached.

Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

Fifth: Adoption of Merger by surviving corporation – The Plan of Merger was adopted by the shareholders of the surviving corporation on October 12, 2005.

Sixth: Adoption of Merger by the merging corporation—The Plan of Merger was adopted by the shareholders of the merging corporation on October 12, 2005.

Seventh: SIGNATURES FOR EACH CORPORATION

Name of Corporation	Signature of an Officer or Director	Typed or Printed Name of Individual & Title

Aventura VoIP Networks, Inc.	/s/ Craig A. Waltzer	Craig A. Waltzer, Chief Executive Officer

Aventura Holdings, Inc.	/s/ Craig A. Waltzer	Craig A. Waltzer, Chief Executive Officer

PLAN OF MERGER

(Non Subsidiaries)

The following Plan of Merger is submitted in compliance with section 607.1101, Florida Statutes and in accordance with the laws of any other applicable jurisdiction of incorporation.

First: The name and jurisdiction of the surviving corporation:

Name	Jurisdiction

Aventura VoIP Networks, Inc.	Florida

Second: The name and jurisdiction of each merging corporation:

Name	Jurisdiction
Aventura Holdings, Inc.	Florida

Third: The terms and conditions of the merger are as follows:

Aventura VoIP Networks, Inc. has agreed to acquire all of the outstanding stock of Aventura Holdings, Inc., a Florida corporation which has no assets, and merge into same, from which Aventura VoIP Networks, Inc. shall be the surviving entity and thereafter, Aventura VoIP Networks, Inc. will change its name to Aventura Holdings, Inc., all costs to be borne by Aventura VoIP Networks, Inc. and no other consideration to be paid.